UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 18, 2007
NATIONAL CITY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10074	34-1111088

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1900 East Ninth Street, Cleveland, Ohio	44114-3484

(Address of Principal Executive Offices)	(Zip Code)
(216) 222-2000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As announced in July, David A. Daberko is retiring as chairman of the board of directors of National City Corporation. Mr. Daberko’s retirement as chairman is effective December 27, 2007. Peter E. Raskind, National City’s chief executive officer and president, will commence serving as chairman upon Mr. Daberko’s retirement.
The board of directors has appointed Jeffrey D. Kelly to National City’s board of directors effective December 28, 2007. Mr. Kelly, 54, has been chief financial officer since 2000 and vice chairman since December 2004. He was an executive vice president from 1994 to 2004. Mr. Kelly will not serve on any board committees initially.
Mr. Kelly and certain of his family members have engaged in lending and other ordinary banking transactions with National City an its subsidiaries. All of these transactions were made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to National City and do not involve more than the normal risk of collectibility or present other unfavorable features.
Mr. Kelly has previously become a party to various plans, arrangements and contracts with National City. These plans, arrangements and contracts include: a severance agreement providing for certain benefits in the event of a change in control of National City, a performance award pursuant to which he is eligible to receive restricted stock units upon the achievement of specified performance criteria, and a retention/non-compete restricted stock unit award that vests over a four-year period. Mr. Kelly also participates in National City’s Management Incentive Plan for Senior Officers and National City’s Long-Term Cash and Equity Incentive Plan, which provide for the payment of cash and stock upon the achievement of certain incentive goals, and he has received grants of restricted stock and stock options. In addition, Mr. Kelly participates in National City’s qualified retirement plan and supplemental executive retirement plan, which provides retirement benefits in excess of the qualified retirement plan limits.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired: Not applicable
(b) Pro Forma Financial Information: Not applicable
(c) Shell Company Transactions: Not applicable
(d) Exhibits: Exhibit 99 – News Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National City Corporation (Registrant)

Dated: December 18, 2007	By /s/ Carlton E. Langer

Carlton E. Langer, Vice President
and Assistant Secretary

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